Filed Under Rule 424(b)(3)
                                        Registration No. 33-61863


          PRICING SUPPLEMENT NO. 7 DATED MARCH 17, 1998
            (To Prospectus Dated September 27, 1995)


                      COLONIAL GAS COMPANY
               SECURED MEDIUM TERM NOTES, SERIES A
        Due from 9 months to 40 years from Date of Issue
                          (Fixed Rate)


Principal Amount:          $10,000,000

Interest Rate:             6.38%

Interest Payment
Record Dates:              February 5 and August 5

Interest Payment Dates:    February 15 and August 15

Original Issue Date:       March 20, 1998

Maturity Date:             March 20, 2008

Agent's Commission:        $62,500.00

Net Proceeds to Company:   $9,937,500.00

  __X_ These Notes cannot be redeemed by the Company prior to maturity (except as provided in the Indenture).

  ____ These Notes may be redeemed, at the option of the Company, prior to maturity.



Trustee:

The First National Bank of Boston has transferred its trust business to State Street Bank and Trust Company. Accordingly, the Trustee under the Indenture is now State Street Bank and Trust Company, whose principal place of business is 2 International Place, Boston, Massachusetts, ATTENTION: CORPORATE TRUST DEPT.